EXHIBITS 10.19


                                    AGREEMENT


                  THIS AGREEMENT, made and entered as of the 1st day of March, 1996, by and between WILLIAM T. DUCKWORTH ("Duckworth") and Cool Springs Inc., a Pennsylvania Corporation ("Cool Springs") both having an address of 30 Corrigan Drive, Bethel Park, PA 15102, collectively referred to as "Seller" and Golden Bear Golf Centers, Inc., a Florida corporation with an address of 11780 U.S. Highway #1, North Palm Beach, FL 33408 ("Buyer"), recites and provides as follows:
                                    RECITALS
                  A. Duckworth is the owner of the real estate located at 1530 Hamilton Road, Bethel Park, PA 15102 containing approximately 40.833 acres together with the appurtenances as described on Exhibit "A" (the "Real Property").

                  B. Cool Springs is the owner of certain business assets located at the real property described on Exhibit "B" (the "Assets") where it operates a golf driving range, miniature golf course, golf school, baseball batting cages with automatic pitching machines and other activities directly related thereto, such as instruction, sale of golf or baseball equipment, accessories, clothing and soft drinks and refreshments solely for the convenience of the patrons.

                  C. Duckworth and Cool springs each agree to grant to Buyer the right to purchase the Real Property and Assets, respectively. The Real Property and Assets are collectively referred to herein as the "Project."

                  FOR AND IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt which is hereby acknowledged,

                  THE PARTIES HERETO DO HEREBY MUTUALLY COVENANT AND AGREE AS
FOLLOWS:

                  1.  AGREEMENT.

                  A. Duckworth hereby grants to Buyer the exclusive right to purchase the Real Property on the terms and conditions hereinafter described.

                  B. Cool Springs hereby grants to Buyer the exclusive right to purchase the Assets on the terms and conditions hereinafter described.

                  2.  CONTRACTS.

                  A. Subject to the terms and conditions hereinafter stated, Buyer shall have the right to purchase the Real Property and the Assets pursuant to the "Land Contract" and the "Asset Contract" attached hereto as Exhibits "C" and "D" respectively. The Land Contract and the Asset Contract are sometimes hereinafter collectively referred to as the "Contracts".

                  B. A default under either Contract by Buyer or Seller shall be a default under both contracts. Closing shall occur simultaneously under the Contracts.

                  3.  TERM.

                  A. The "Initial Purchase Period" shall begin on the date hereof and shall extend until May 31, 1996.

                  B. The "Second Purchase Period" shall begin on June 1, 1996 and shall extend until June 17, 1996.

                  C. The "Extended Purchase Period" shall begin on June 17, 1996 and shall extend no longer than December 15, 1996, as set forth hereinbelow.
                  D. At any time prior to the termination of the Purchase Periods, Buyer may give Seller notice of its desire to proceed to closing, in which event closing shall occur as hereinafter provided.

                  4.  DEPOSITS.

                  A. Seller acknowledged receipt of $150,000.00 from Buyer which shall be credited as follows: Duckworth $150,000.00 and Cool Springs $0.

                  B. To extend the Purchase Period for the Second Purchase Period, Buyer shall pay an additional $150,000.00 to Seller which shall be credited as follows: Duckworth $150,00.00 and Cool Springs $0.

                  C. The deposits shall be the property of Seller even if Buyer does not acquire the project unless (i) either Seller defaults under its Contract with Buyer; or (ii) there is a material breach of any representation or warranty of Seller hereunder or (iii) the Phase I environmental audit of the Real Property indicates material violations of environmental laws or (iv) there is an uncurable title defect under either of the Contracts. In such event, Buyer shall have the right to terminate this Agreement, receive its Deposits and neither party shall have any further rights or obligations hereunder.

                  D. All Deposits shall be applied to the Purchase Price under the Contacts in the amounts set forth above.

                  5.  EXTENSION FEES.

                  In the event Buyer does not close on June 17, 1996, and such failure to close is not due to any action or inaction by Seller, Buyer may extend the Closing Date for six consecutive one-month "Extended Periods" commencing June 17, 1996 and on the 17th day of each of the five successive months by written notice prior to the termination of (i) the Second Purchase Period or (ii) the expiration of the then current Extension Period, as the case may be. At the time of any such extension notice, Buyer shall pay $29,000.00 to Seller (allocated to each Seller in the same proportion as set forth above). Each such extension fee shall be non-refundable (except if either Seller defaults under its Contract) and shall not be applied to the purchase price for the Project. Failure of Buyer to pay Seller $29,000 as aforesaid, shall terminate this Agreement and the Contracts.

                  6.  CLOSING

                  The right to purchase granted hereunder may be exercised by Buyer giving written notice of its desire to close to Seller within the Term (as extended as provided herein) together with an executed original of the Contracts, which Seller shall execute and return to Buyer. This notice shall require the parties to proceed with closing under the Contracts, which shall be modified to include any relevant changes required to conform to the provisions of this Agreement at the time the notice is delivered. Closing shall occur on June 17, 1996 or if at a later time, within fifteen (15) days of Buyer's receipt of The Contracts executed by Seller. If Buyer cannot close on June 17, 1996, it shall commence paying Seller $29,000 if it desires to extend the Closing date as set forth in Paragraph 5 herein.

                  7.  ACCESS TO PREMISES.

                  A. Buyer and Buyer's agents shall have the right to enter the Real Property at all reasonable times to examine the Project after prior notice, provided that Buyer shall not interfere with Seller's operations of the Project. In the event this Agreement is terminated, the right of entry granted hereby shall likewise be terminated.

                  B. Without limiting the generality of the foregoing, Buyer may perform or cause to be performed soil tests, inspections, radon and asbestos investigations, environmental audits, surveying and engineering services, appraisals and to otherwise view and inspect the Project and all components thereof, any and all of Seller's financial records in connection therewith. Any such entry upon the Real property shall be at Buyer's sole risk and expense and Buyer shall indemnify and hold Seller harmless from any such entry, and of and from any and all costs, expenses, loss, damage, claim or liability, arising out of or incurred or claimed in connection with the exercise by Buyer of such right of entry, and any such entry shall be performed in such a manner so as to minimize damage to the Real Property.

                  C. Seller also hereby expressly grants Buyer permission to investigate and to examine any and all governmental records and to conduct interviews with any and all relevant governmental and regulatory authorities with respect to the use and ownership of the Project, all of which examinations and inspections shall be undertaken at the sole cost and expense of Buyer.

                  D. Immediately upon the execution hereof, Seller shall make available to Buyer for inspection or copying: any and all zoning and platting information; any soil tests; any existing title insurance policies and commitments; any existing surveys, together with as-built plans and specifications; sales tax returns for the last twelve (12) months; real estate tax bills; existing insurance policies; all Project agreements and any correspondence in connection therewith; all appraisals, marketing studies and the like; all management and service contracts; all operating and expense reports prepared by or for Seller; all books and records of Seller or Seller's agents concerning the Project and any other documents concerning the Project reasonably requested by Purchaser and which are in the possession or control of Seller or its agents.

                  8.  BOOKS AND RECORDS.

                  Seller shall retain all of its books for the Project until December 31, 2000. In the event, Buyer desires to audit these books and records (such audit to be at the cost and expense of Buyer), Seller agrees to make said books and records available to Buyer and its auditors and to cooperate with respect thereto.

                  9.  REPRESENTATIONS BY SELLER.

                  Seller represents and warrants to Buyer as follows:

                  A. MARKETABLE TITLE. Duckworth has good, marketable and insurable title to the Real Property. Cool Springs has good and marketable title to the Assets, free and clear of all mortgages, liens and security interests except as follows: Cool Springs executed a Guarantee and Suretyship Agreement and UCC-1 Financing Statements with Integra Bank, Pittsburgh, PA on November 27, 1995, which inter alia, guaranteed and granted a security interest in and to the Assets. Seller executed these documents to secure the Loan Agreement between Duckworth and Integra Bank of November 27, 1995 in the amount $1,350,000 in order to facilitate Duckworth's purchase of the Real Property. The Real Property is currently subject to a Net Lease Agreement of November 27, 1995 between Duckworth, as Lessor and Cool Springs, as Lessee. At closing, Duckworth and Cool Springs obligations above referred shall be satisfied in full and all agreements, financing statements, and lease shall be terminated.

                  B. CONDEMNATION PENDING OR THREATENED. There is no pending or threatened condemnation or similar proceeding affecting the Real Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

                  C. ADVERSE INFORMATION. Seller has no information or knowledge of any change contemplated in any applicable laws, ordinances or restriction, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Real Property, or the condition thereof, which would prevent, limit, impede, or render more costly Seller's continued use of the Premises. Seller does have a chain link fence along the northwesterly property line which encroaches on property owned by the Bethel Park School District. This encroachment has been disclosed to the School District which has maintained an amicable relationship with Seller to date.

                  D. COMPLIANCE WITH LAWS. Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Project. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the project under any agreement or other instrument to which seller is a party or by which Seller or the Project might be bound. The Bethel Park Code requires that sidewalks be installed on the Real Estate. The developer (prior owner) of this property requested and received approval from the Municipality of Bethel Park for a temporary waiver of this requirement. Upon termination of this waiver, which may occur at any time, the owner of the property will be responsible for the immediate installation of sidewalks at the property owner's expense.

                  E. PENDING LITIGATION. There are no legal actions, suits, or other legal administrative proceedings, including condemnation cases, pending or threatened, against the Project, and Seller is not aware of any facts which might result in any such action, suit or other proceedings.

                  F. DISCLOSURE OF ADVERSE FACTS. To the knowledge of Seller, there is no significant adverse fact or condition relating to the Project or its continued use by Buyer which has not been specifically disclosed in writing by Seller to Buyer and Seller knows of no fact or condition of any kind or character whatsoever which adversely affects such intended use of the Project by Buyer. However, Buyer should know that screen netting is required at all times to prevent errant golf balls from landing on the miniature golf course and the maintenance shed area. It is also possible that a miniature golf patron could maliciously strike balls on to neighboring properties.

                  G. BUILDING PERMITS. All building permits required for the Project are in good standing and were validly issued by the appropriate governmental authorities, and all required certificates of occupancy have been issued and are outstanding.

                  H. EXISTING IMPROVEMENTS. All buildings and improvements have been completed and installed in accordance with the plans and specifications approved by the various governmental authorities having jurisdiction. Certificates of occupancy, all licenses, permits, authorizations, and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the building and improvements and have been paid for, and, as of the closing, all of the same will be in full force and affect. Seller has entered into certain agreements with the Municipality of Bethel Park on December 10, 1973, March 13, 1987, April 6, 1987 and April 15, 1991 regarding the temporary use zoning ordinance with respect to the operation of miniature golf courses, golf driving ranges, practice batting cages, etc. which, inter alia, require the permit applicant to agree to remove building additions in the event the Municipality revokes or fails to renew the temporary use permit.

                  I. NO VIOLATIONS OF LAWS, ETC. No building, or similar law, ordinance or regulation is, or as of the closing will be, violated by the continued maintenance, operation, or use of any buildings, improvements, or structures presently erected on the Real Property or by the continued maintenance , operation, or use of the parking areas. There are no uncured violations of federal, state, or municipal laws, ordinances, order, regulations, or requirements affecting any portion of the Project. No heating equipment, incinerators or other burning devices violate, or as of the Closing will violate, any applicable federal, state, or municipal laws, ordinances, regulations or requirements.

                  J. SERVICE CONTRACTS. There are no contracts, oral or written, with any employees nor any service contract, maintenance contract nor any other contract or agreement which are not terminable at will, except existing telephone, yellow page advertising and Sonitrol Security system.

                  K. CONDITION. All building and operating equipment and all assets are in substantially the same condition on the closing date as on the date of this Agreement. Other than the aforesaid, Seller makes no further representation concerning the condition of the assets and buyer acknowledges that these assets are being purchased "as is, where is" as of the date of this Agreement.

                  L. UTILITIES. All utilities (except sewer), including, but not limited to water, electric, gas, telephone, required for the operation of the improvements pass through adjoining public streets or adjoining private land in accordance with valid public or private easements and all installation and connection charges have been paid for in full. There is no currently existing community sewage system available to the Real Estate. There are permits for the operation of two (2) septic tanks on the Real Estate.

                  M. HAZARDOUS SUBSTANCES. Seller hereby represents and warrants to Buyer that (i) the Project is not contaminated with any hazardous substance;
(ii) Seller has not caused and will not cause, and to the best of Seller's knowledge, there never has occurred, the release of any hazardous substances on the Real Property; (iii) the Real Property is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal or remediation of any such hazardous substance from the Real Property or from any other real property owned and or controlled by Seller or in which Seller has any interest, legal or equitable; (iv) there is no asbestos (or other regulated material) in any of the improvements, (v) there is no underground storage tank on the Real property;
(vi) by acquiring the Real Property, Buyer will not incur or be subjected to any "superfund" liability for the cleanup, removal or remediation of any hazardous substance from the Real Property or any liability, cost, or expense for the removal of any asbestos or underground storage tank from the Real Property and
(vii) Seller will indemnify, defend, and hold Buyer harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, cost and expense (including, without limitation, attorneys fees) arising or resulting from, or suffered, sustained or incurred by Buyer as a result of, the material untruth or inaccuracy of any of the foregoing matters represented and warranted by Seller to Buyer or the Breach of any of the foregoing covenants and warranties of Seller, which indemnity shall survive the closing. The terms "hazardous substance," "release" and "removal" as used herein shall have the same meaning and definition an set forth in paragraphs (14), (22) and (23), respectively of Title 42 U.S.C. /section/9601 and under any applicable Pennsylvania law provided, however, that the term "hazardous substance" as used herein also shall include "hazardous waste" an defined in paragraph 5 of 42 U.S.C. /section/6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. /section/6991. The term "superfund" as used herein means the Comprehensive Environmental Response Compensation and Liability Act, an amended, being Title 42 U.S.C. /section/9601 et. seq., as amended, and any similar state statute or local ordinance applicable to the Property, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank", as used herein shall have the same meaning and definition as set forth in paragraph (1) of 42
U.S.C. /section/6991 and applicable Pennsylvania law.

                  N. AUTHORITY. Seller has the authority and power to enter into this Agreement and to consummate the transaction provided for by this Agreement. Consummation of this transaction will not breach any agreement to which Seller is a party.

                  0. ORGANIZATION . Cool Springs, Inc. is duly organized and existing in good standing under the laws of the state of Pennsylvania.

                  P. STATEMENTS. Exhibit "E" attached hereto is a true, correct and complete revenue and expenses statement for 1993, 1994 and 1995.

                  Q. LIABILITIES. All liabilities of Seller with respect to the Project are set forth on Exhibit "F" hereto. All such liabilities shall be paid by Seller on or before Closing (including all income taxes, sales taxes, and any other relevant federal, state, or county taxes with respect to the Project, other than real estate taxes and real estate transfer taxes for proration between Buyer and Seller under Paragraph 6 of the Land Contract). If not paid, appropriate escrow arrangements shall be established at closing. Buyer shall assume no liabilities of the Project at Closing except contracts assigned to Buyer particularly the telephone and yellow page advertising related to the business at 1530 Hamilton Road, Bethel Park, PA 15102.

                  10. REZONING. Buyer and Seller have initiated a rezoning application for the Real Property that is tentatively scheduled for Final hearing on May 13, 1996. If the "Final Hearing Date" and zoning approval does not take place before May 14, 1996, and Buyer desires to proceed, Buyer will provide the Second Purchase Deposit as set forth hereinabove.

                  11. ASSIGNMENT. Buyer shall have the right to assign this Agreement (and the contracts) to a related or affiliated entity.

                  12. BROKERAGE. Buyer and Seller each represent to the other that they have dealt with no broker in connection with this transaction. Any fees or commissions which may be claimed by any agent, salesman or broker shall be the sole responsibility of the party who has dealt with any such agent, salesmen or broker. Each party agrees to indemnify and hold harmless the other party hereto for any and all judgments, costs of suit, attorneys' fees and other reasonable expenses that the indemnity may incur by reason of any action or claim made against the indemnity by any agent, salesmen or broker dealing, or claiming to have dealt, with indemnities. This provision shall survive closing, or termination of this Agreement for a period or five (5) years.

                  13. NOTICES. Any notice provided for by this Agreement and any other notice or communication that one party may wish to send to another shall be in writing and sent by (i) overnight commercial courier services (i.e. Federal Express or Purolator) or (ii) United States registered or certified mail, return receipt requested, in a properly sealed envelope and postage prepaid, addressed to the party for which such notice or communication is intended, at such parties addressed as set forth below or at any other address provided in writing by such party to the other party by notice complying with this action.

Seller:                    Cool Springs, Inc.
                           30 Corrigan Drive
                           Bethel Park, PA  15102
                           Attention:  William T. Duckworth
With a copy to:            Robert M. Entwisle, III, Esquire
                           1200 Standard Life Building
                           345 Fourth Avenue
                           Pittsburgh, PA  15222

Purchaser:                 Golden Bear Golf Centers Inc.
                           11780 U.S. Highway, #1
                           North Palm Beach, Florida 33408
                           Attention:  Gary Rosmarin

With a copy to:            David M. Shaw, Esquire
                           Fleming Haile Shaw & Gundlach, P.A.
                           440 Royal Palm Way
                           Palm Beach, Florida  33480

                  14. ATTORNEY'S FEES. If either party commences an action against the other to enforce any of the terms of this Agreement or because of the breach by either party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party the reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, at trial and all appellate levels. Each party agrees to venue in Allegheny County, Pennsylvania.

                  15. CONFIDENTIALITY. The terms of this Agreement and the information made available as a result of the investigations which preceded the consummation of the transactions contemplated by this Agreement are confidential and are personal or trade or business secrets of the parties. The parties shall not disclose to any other person the nature, terms, or conditions of this Agreement or any information concerning the respective parties unless required by this Agreement or as the result of litigation relating to this Agreement or the respective parties.

                  16. SURVIVAL. All representations and warranties of Seller, and all applicable covenants and agreements of Buyer and Seller shall survive execution of the Contracts and closing thereunder and shall not merge into the Contracts or the closing instruments thereunder.

                  IN WITNESS WHEREOF, the parties have executed this Agreement for themselves, their respective heirs, executors, personal representatives, successors and assigns as of the date and year first above written.

                                              BUYER:
                                              GOLDEN BEAR GOLF CENTERS, INC.
                                           by:  _______________________________
                                                   Name:
                                                 Title:

                                               SELLER:
                                              ---------------------------------
                                              WILLIAM T.  DUCKWORTH

                                              COOL SPRINGS, INC.
                                           by:  _______________________________
                                                   Name:
                                                 Title:

                              SCHEDULE OF EXHIBITS

              Exhibit "A"                Real Property
              Exhibit "B"                Assets
              Exhibit "C"                Land Contract
              Exhibit "D"                Asset Contract
              Exhibit "E"                Operating Statements
              Exhibit "F"                Liabilities

                                                    Schedule A
                                                      ASSETS

         The Assets for sale and transfer pursuant to this Agreement are all of the assets of Cool Springs of any kind or nature, tangible or intangible which are located at its business operated at 1530 Hamilton Road, Bethel Park, PA 15102*, except the following:


         1)  Accounts Receivable and cash on hand

         2) The name Cool Springs, Inc. [Cool Springs, Inc. will consent to the use of the Fictitious Name Golden Bear at Cool Springs]

         3)  Telephone number 833-1310 at 30 Corrigan Drive, Bethel Park, PA
15102

         4)  John Deere 450 Highlift

         5)  1978 White Chevrolet pick up truck

         6)  1978 Ford Bucket truck  - blue

         7)  1974 Red Ford Truck - stake body

         8)  1958 White Ford dump truck (1 ton)

         9)  Telephone poles:       (4) 60 foot steel poles and catwalks;

                                    (4) 35 foot wooden poles (8 poles to remain)

          10) 21 rolls of artificial carpeting recently purchased from Three Rivers Stadium

          11)  Air compressor on wheels with tow bar

          12) Miscellaneous personal property used at the business operated at Corrigan Drive but stored on the Real Property during the winter months.

          13)  1 asphalt paver

          14)  1 old acetylene tank and torch on a dolly

          15)  2 old air conditioners (roof mounted)

          16)  Shredder - 6 cylinder on wheels with tow bar

          17)  Small Sears table saw

          18)  Small drill press

          19)  2 Cushman carts and motors

          20)  1958 Chevy utility truck - disabled

          21)  1949 Ford farm tractor with the following:
                  a)  York rake
                  b)  tiller
                  c)  scraper
                  d)  woods mower

          22)  1978 Chevrolet Dump truck and trailer

          23)  Assorted cast iron swimming pool pipes and valves

- --------
*  Cool Spring owns and operates assets at three separate locations:
         (1)  1530 HAMILTON ROAD, BETHEL PARK, PA  15102
         (2)  30 CORRIGAN DRIVE, BETHEL PARK, PA  15102
         (3)  20th WARD, CITY OF PITTSBURGH (Greentree)

10


9

                                                    Exhibit C




                                                   LAND CONTRACT


                                                   By and Between
WILLIAM T. DUCKWORTH, an individual having a place of business at 1530 Hamilton Road, Bethel Park, Pennsylvania 15102 ("Seller")
                                                        and
GOLDEN BEAR GOLF CENTER, INC. 11780 U.S. Highway #1, North Palm Beach, FL
33408 ("Buyer").

                           1.       Agreement Date.  The effective date of this
Agreement (the "Agreement Date") shall be the date same is executed by both Seller and Buyer.

                           2.     Sale of Real Estate.
                                            2.1      Conveyance.  Seller
and Buyer, intending to be legally bound hereby, covenant and agree as follows:
Seller shall, on the date hereinafter specified, by deed of personal warranty delivered in recordable form, grant and convey to Buyer, in fee simple, free and clear of all liens and encumbrances, subject only to the Permitted Exceptions in /section/ 2.2 or as otherwise hereinafter set forth, good and marketable title (and such as will be insurable by any responsible title insurance company at regular rates) to the following real estate ("Real Estate"):

                  All that certain tract or parcel of property, being Lot  No.
3 in the Pittsburgh Terminal Corporation Foundation Plan of Lots, as recorded with the Recorder of Deeds of Allegheny County, Pennsylvania on November 9, 1995 in Plan Book Volume 194, pages 190-193, situate in the Municipality of Bethel Park, Allegheny County, Pennsylvania, more particularly bound and described as follows:

                  Beginning at a point in the centerline of Hamilton Road, of variable width, common to lands now or formerly of the Bethel Park School District and Lot No. 3 and 4 in the Pittsburgh Terminal Corporation Foundation Plan of Lots as recorded in the Office of the Recorder of Deeds of Allegheny County, Pennsylvania, in Plan Book Volume 194, pages 190-193; thence from said point of beginning by the line dividing Lot Nos. 3 and 4 in the Pittsburgh Terminal Corporation Foundation Plan of Lots, also being the centerline of Hamilton Road, the following five (5) courses and distances: in an easterly direction by a curve bearing to the left having a radius of 260.00 feet through an arc distance of 293.45 feet to a point tangency: S 82(Degree) 00 00 E a distance of 181.56 feet to a point of curvature; in an easterly direction by a curve bearing to the right having a radius of 630.00 feet through an arc distance of 165.94 feet to a point of compound curvature; in an easterly direction by a curve bearing to the right having a radius of 460.00 feet through an arc distance of 224.60 feet to a point of compound curvature; in an easterly direction by a curve bearing to the right having a radius of 700.00 feet through an arc distance of 149.87 feet to a point of tangency; thence through Hamilton Road S 26(Degree) 40' 00" E a distance of 882.86 feet; thence through same S 01(Degree) 20' 00" W a distance of 43.69 feet; thence through same and continuing by the centerline of Baptist Road, also known as State Route 3009, of variable width, in a southwesterly direction by a curve bearing to the right having a radius of 1,432.39 feet through an arc distance of 465.37 feet to a point of tangency; thence continuing by the centerline of Baptist Road S 79(Degree) 31' 09" W a distance of 149.44 feet to a point of curvature; thence by same in a westerly direction by a curve bearing to the left having a radius of 1,432.39 feet through an arc distance of 273.99 feet to a point on the line dividing Lot Nos. 2 and 3 in said plan; thence by said dividing line the following five (5) courses and distances:

         N 50(Degree) 00' 00" W a distance of 471.40 feet;
         N 81(Degree) 15' 00" W a distance of 60.00 feet;
         N 68(Degree) 25' 00" W a distance of 162.63 feet;
         N 78(Degree) 00' 00" W a distance of 174.78 feet;
         N 37(Degree) 0' 00" W a distance of 402.85 feet to a point on the line dividing said Lot No. 3 and lands now or formerly of Leo A. McKenzie;

thence by said dividing line N 32(Degree) 01' 00" W a distance of 175.89 feet to a point common to the most southeasterly point of the northeasterly terminus of Ridgeway Drive, 40.00 feet wide, and the line dividing Lot No. 3 and lands now or formerly of the Bethel Park School District; thence by said dividing line N 44(Degree) 37' 30" E a distance of 1,008.79 feet to a point; thence by same and through Hamilton Road N 68(Degree) 43' 33" E a distance of 11.53 feet to the centerline of Hamilton Road at the point of beginning.

     Containing an area of 1,778,705 square feet or 40.833 acres;

      together with the appurtenances


         NOTICE-THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY AND LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. /section/This notice is set forth in the manner provided in Section I of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any.

                                    2.2 Permitted Exceptions. Buyer shall take
title to the Real Estate subject only to the "Permitted Exceptions" set forth in Schedule B attached hereto.

                           3.    Other Agreement.  This Agreement is being
executed simultaneously with an Agreement to Sell Business Assets between Golden Bear Golf Centers, Inc., as Purchaser and Seller relating to certain business assets located on or used in connection with the Real Estate. Said agreement is hereinafter referred to as the "Collateral Agreement". A party shall not be obligated to close under this Agreement if an unfulfilled contingency or condition excuses that party's performance under the Collateral Agreement.

                           4.     Purchase Price.  Buyer shall purchase the
Real Estate and pay therefor the sum of $2,200,000 (the "Purchase Price"). Seller acknowledges receipt of $150,000 from Buyer on March 1, 1996 as a deposit (the Deposit) towards the Purchase Price pursuant to an Agreement entered into between the parties effective March 1, 1996 (Master Agreement), the terms of which are herein incorporated by reference. The balance of the Purchase Price (less any additional deposit made by Buyer pursuant to the Master Agreement) shall be paid at Closing in the form of cashiers check or other immediately available funds.

                           5.    Closing.
                                            5.1  Closing Date. The payment of
the Purchase Price to Seller and delivery of the deed to Buyer ("Closing") shall be on June 17, 1996 (the "Closing Date"), or if at a later time, within fifteen
(15) days of Buyers receipt of this Land Contract executed by Seller. By written notice to Seller no later than ten business days prior to the Closing Date, Buyer may designate for Closing a definite time on such date and a definite place in Allegheny County, Pennsylvania.

                           6.     Allocation of Certain Costs.
                                            6.1  Real Estate Taxes.  Real
estate taxes shall be prorated for the calendar year of Closing based upon real estate taxes levied or estimated to be levied in that year by each taxing body (without regard to the date of the levy or the fiscal year of the taxing body).
                                            6.2   Other Charges.  The cost of
real estate transfer taxes shall be divided equally between Seller and Buyer. Seller shall be responsible for the cost of deed preparation and all matters of title clearance and a reasonable charge for making disbursements on behalf of Seller.

                           7.     Condition of the Real Estate.
                                            7.1  Condition of the Real Estate
at Closing. Seller shall maintain and keep the Real Estate in as good condition as it was on the date of Buyer's execution of the Agreement, except for ordinary wear and tear and risk of loss from fire or other casualty, until delivery of possession of the Real Estate to Buyer.
                                            7.2  Pre-Closing Access.  Buyer
shall be permitted access on reasonable notice and at a reasonable time prior to Closing to review the Real Estate for the purpose of determining whether the Real Estate is in the same condition as when this Agreement was signed. 8. Risk of Loss; Insurance. Risk of loss of the Real Estate shall remain upon Seller until Closing. Seller agrees to maintain Seller's existing property insurance and to furnish Buyer, promptly upon Buyer's request, with a certificate of insurance or other satisfactory evidence of the amount of coverage and date of expiration. Except as otherwise provided herein, if there is material casualty damage to the Real Estate between the date of Buyer's execution and delivery of this Agreement and Closing, Buyer shall have the option (a) to terminate this Agreement by giving Seller written notice of such termination within 10 days after becoming aware of such damage (unless Seller shall have notified Buyer in writing, within 10 days after receipt of such notice, of Sellers intent to repair such damage and such repairs are completed prior to the Closing Date), whereupon this Agreement shall be null and void, or (b) to proceed to Closing in accordance with this Agreement and pay the Purchase Price in full, in which event Seller shall assign to Buyer all insurance proceeds to which Seller may be entitled as a result of such casualty damage. If Buyer fails to give such notice or if the casualty damage is caused by Buyer or Buyer's representative or agent, Buyer shall be conclusively deemed to have chosen option (b).
                           9.       Municipal or Other Governmental
Improvements. Seller shall pay for all work and improvements resulting in an assessment against the Real Estate where an ordinance or resolution authorizing such work or improvement is adopted or approved by a municipal or other public body or authority prior to the date of this Agreement. Buyer shall pay for all work and improvements resulting in an assessment against the Real Estate where an ordinance or resolution authorizing such work or improvement is adopted or approved by a municipal or other public body or authority on or after the date of this Agreement.
                           10.      Representations, Warranties, and
Acknowledgments Regarding Condition of Property.
                                            10.1  Condition of Property. Seller
has no actual knowledge of any material defects in the Real Estate or of the violation of any code, ordinance, or regulation. 10.2 Notice of Changes. Seller shall promptly notify Buyer in writing of any material change affecting the Real Estate that becomes known to Seller prior to Closing.
                           11.      Representations as to Environmental Matters.
Seller represents to Buyer that, to Seller's actual knowledge: (a) the Property does not contain any asbestos, polychlorinated biphenyls, petroleum or petroleum products, or any solid wastes, hazardous substances, toxic pollutants or toxic substances (collectively, "Hazardous Substances") which are defined in, determined, or identified as such in any federal, state, or local laws, rules, regulations, orders, or other governmental requirements pertaining to environmental matters (the "Legal Requirements") or any judicial or administrative interpretation thereof, except for properly packaged cleaning solvents and other materials which may be Hazardous Substances in such quantities as may be customary in respect of the business conducted on the Real Estate ("Permitted Substances"); (b) no use, generation, storage, treatment, disposal, release, or threatened release of Hazardous Substances has occurred on or about the Real Estate (including, but not limited to, any prior use of underground storage tanks or any activity which may have used underground storage tanks), other than Permitted Substances which are used, generated, stored, treated, disposed of, and released in compliance with all applicable Legal Requirements and permits; and (c) there are no civil, criminal, or administrative actions, suits (including suits brought by or on behalf of a citizen or citizens' group), demands, claims, hearings, investigations, or proceedings pending or threatened, against Seller or in respect of the Real Estate nor has Seller received any notice of violation, demand, or other notice from any governmental authority or agency, citizen, or citizens' group relating to the use, generation, storage, treatment, disposal, release, or threatened release of Hazardous Substances on or about the Real Estate.
                           12.       Zoning.  Seller represents and warrants
that the Real Estate has the following Zoning Classification: R-3 with respect to Bethel Park portion of real estate (approx. 99%) and R-4 with respect to Whitehall portion of the real estate (approx. 1%); that the present use is in compliance therewith and that there exists no notice of any uncollected violations of housing, building, safety, or fire ordinances.
                           13.      Sewage Facility.  The Pennsylvania Sewage
Facilities Act, 35 P.S. 750.1 et seq., as amended, requires that there be a statement regarding the availability of a community sewage system.
                             [ ] (a)  The Real Estate is
                                      serviced by a community sewage system.

                             [x] (b) Buyer is hereby advised that there is no currently existing community sewage system available to the Real Estate. There are permits for the operation of two septic tanks and said permits have been exhibited by Seller to Buyer.
                             [  ] (c) Buyer is hereby advised that there is no
                                      currently existing community sewage
                                      system available to the Real Estate and
                                      that a permit for an individual sewage
                                      system must be obtained from the
                                      appropriate local agency pursuant to
                                      Section 7 of the Pennsylvania Sewage
                                      Facilities Act. Buyer should contact the appropriate local agency which administers the Sewage Facilities Act, before signing this Agreement to determine the procedures and requirements for obtaining a permit for an individual sewage system.

                           14.      Survival of Representations and Warranties.
All representations and warranties of Seller and Buyer in this Agreement shall survive delivery of the deed for the period provided under applicable statutes of limitation and, unless otherwise noted herein, are true, material, and relied upon by the other parties hereto in all respects, both as of the Agreement Date and as of the date of Closing.
                           15.     Default.  In the event of default:
                                            15.1  By Buyer:  Seller shall
receive the Deposit as liquidated damages, in which event this Agreement shall become null and void and both parties shall be released of all further liability hereunder (it being agreed that, without resale, Seller's damages will be difficult to ascertain and that all monies paid on account of the purchase price constitute a reasonable liquidation thereof and not a penalty).
                                            15.2  By Seller:
                                                     (a) Buyer may waive any
claim for loss of bargain and consequential damages, in which event Seller hereby agrees to repay to Buyer all monies paid on account of the purchase price and, in addition, reimburse Buyer for all direct, out-of-pocket costs and expenses including, but not limited to, title examination; survey; environmental and other property inspections; and attorneys' fees.
                                      (b)  In lieu thereof, Buyer may elect an
action for specific performance.
                           15.3     Enforcement Expenses:  In any proceeding
for damages or equitable relief under this Agreement, the prevailing party shall be entitled, at the discretion of the court, to reimbursement from the losing party of all reasonable lawyers' fees, costs, and expenses of litigation incurred in securing the relief granted by the court.
                           16.      Eminent Domain.  If the Real Estate or any
part thereof is taken by eminent domain after the Agreement Date and prior to Closing, Buyer shall have the option to: (a) void this Agreement, whereupon all parties shall be relieved of liability hereunder, or (b) elect to proceed with this Agreement and pay the full consideration, in which event Seller shall assign to Buyer all damages to which Seller may be entitled and which may be assigned by Seller pursuant to the Pennsylvania Eminent Domain Code, 26 P. S. I
- - I 0 1 et seq, as amended. Within 5 days after notification of any such taking, but in no event later than the Closing, Seller shall notify Buyer thereof.
                           17.      Good Faith and Reasonableness Implied.  In
all matters contained herein, both parties shall have an implied obligation of good faith and reasonableness.

                           18.      Waiver of Tender; Notices.  Formal tender
of deed and of purchase price are hereby waived. All notices, requests, demands, directions, and other communications (collectively, "notices") under the provisions of this Agreement shall be in writing unless otherwise expressly permitted hereunder and shall be sent by U.S. Postal Service first-class certified mail -- return receipt requested; U.S. Postal Service express mail or other overnight courier service; telecopy (fax); or personal delivery; in all cases with charges prepaid. Any properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated at the beginning of this Agreement or in accordance with the last unrevoked notice from such party to the other parties hereto.

                           19.      Entire Contract.  This Agreement and the
Master Agreement constitute the entire contract between the parties hereto, and there are no other understandings, oral or written, relating to the subject matter hereof. This Agreement and the Master Agreement may not be changed, modified, or amended, in whole or in part, except in writing signed by all parties affected thereby.

                           20.      Number; Gender; Headings.  Wherever used in
this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Section and paragraph headings are inserted for convenience only and do not form part of the text of this Agreement.

                           21.      Binding Effect.  This Agreement and all of
its terms and conditions shall extend to and be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors, and assigns.

                           22.      Contract Formation; Counterparts.  This
Agreement is effective only upon execution and delivery by all parties hereto. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed an original. This Agreement shall be legally binding upon the parties hereto if the parties transmit identical documents or identical counterpart documents to one another signed by the parties, including transmittal via telecopy, showing on the telecopied signature page a signature which purports to be that of the transmitting party. All parties having transmitted executed documents via telecopy agree to circulate promptly in accordance with the notice requirements of /section/18 complete documents exhibiting original signatures of such parties to this Agreement. Failure to transmit the originals shall not void this Agreement.

                  THE BETHEL PARK CODE REQUIRES THAT SIDEWALKS BE INSTALLED ON THIS PROPERTY. THE DEVELOPER OF THIS PROPERTY HAS REQUESTED AND RECEIVED APPROVAL FROM THE MUNICIPALITY OF BETHEL PARK FOR A TEMPORARY WAIVER OF THIS REQUIREMENT. UPON TERMINATION OF THIS WAIVER, WHICH MAY OCCUR AT ANY TIME, THE OWNER OF THE PROPERTY WILL BE RESPONSIBLE FOR THE IMMEDIATE INSTALLATION OF SIDEWALKS AT THE PROPERTY OWNERS EXPENSE.

                           23.      No Brokers.  Buyer and Seller mutually
represent and agree that no agent or broker brought about this sale.

                           WITNESS the due execution of this Agreement as of
the Agreement Date.

ATTEST:                                     GOLDEN BEAR GOLF CENTERS, INC.

_______________________________     By: __________________________________


WITNESS:

_______________________________           __________________________________
                                                           William T. Duckworth

14


                                                    Exhibit D
                                                  ASSET CONTRACT

                  THIS AGREEMENT is made at Pittsburgh, Pennsylvania on the _____ day of ______________, 1996 by Golden Bear Golf Center, Inc. (hereinafter "Purchaser"), and COOL SPRINGS, INC., a Pennsylvania business corporation (hereinafter "Seller").

                                                      RECITAL
                  WHEREAS, Seller operates a business (the "Business") on certain real estate located partly in the Municipality of Bethel Park and partly in the Borough of Whitehall, Allegheny County, Pennsylvania, at the northwest corner of the intersection of Hamilton Road and Baptist Road (hereinafter the "Real Estate"); and
                  WHEREAS, simultaneously with the execution of this Agreement, Purchaser, as buyer, and William T. Duckworth, as seller, will execute a Land Contract whereby the Purchaser agrees to purchase the Real Estate (the Land Contract) and
                  WHEREAS, Purchaser wishes to acquire from Seller certain inventory, furniture, fixtures and other tangible and intangible property used in or related to the operation of the Business, upon the terms and conditions set forth below.

                  THEREFORE, in consideration of the mutual promises and conditions contained in this Agreement, and intending to be legally bound, the parties agree as follows:

                                                      PURCHASE AND SALE
                  1. Purchaser agrees to purchase and accept from Seller and Seller agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date (as hereinafter defined), all of Seller's right, title and interest in and certain assets of Seller, tangible and intangible, which are used in, and/or located at its Business, operated at 1530 Hamilton Road, Bethel Park, PA 15102, as same may exist on Closing Date, except for the items specified on Schedule A hereto attached, including without limitation, Seller's right, title and interest in and to the following:
                           (a) all equipment, furniture, fixtures, tools and other tangible property located at 1530 Hamilton Road, Bethel Park, PA 15102 (the "Equipment");
                           (b) all finished goods, inventories and inventories held by customers on a consignment basis, stores, supplies and spare parts located at 1530 Hamilton Road, Bethel Park, PA 1502 ("Inventory");
                           (c) all agreements, contracts (including, without limitation, telephone and yellow page advertising), other contractual rights, equipment, leases (exclusive of real estate lease between William T. Duckworth and Cool Springs, Inc., which will be terminated at the closing), and all sales, supply and purchase orders that are related to its operation at 1530 Hamilton Road Bethel Park, PA 15102 (the "Contracts"), a list of the material contracts being set forth as Schedule B hereto attached.
                           (d) all sales and promotional literature, books, records, files, data (including customer and supplier lists, legal, financial and accounting records), computer software programs, specifications, manuals, and all written photographic or printed materials or similar documents that are related to its operation at 1530 Hamilton Road Bethel Park, PA 15102;
                           (e)       all  permits,   authorizations,   licenses
                  or other entitlements from any governmental agency or other responsible parties that are related to its operation at 1530 Hamilton Road Bethel Park, PA 15102; and
                           (f)       all goodwill  associated  with the Business
that are related to its operation at 1530 Hamilton Road Bethel Park, PA 15102. The items to be sold (the "Assets") shall not include and Seller shall retain all accounts receivable and cash on hand on the Closing Date.

                                                    CONTINGENCY
                  2. Purchaser's obligation to buy and Seller's obligation to sell the Assets are each contingent upon Purchaser successfully closing the purchase of the Real Estate pursuant to the Land Contract.

                                                  PURCHASE PRICE
                  3. The purchase price ("Purchase Price") for the Assets is Seven Hundred Thousand Dollars ($700,000), payable on the Closing Date in the form of a cashier's check or other immediately available funds. The purchase price shall be allocated as follows:
                           (1)  Equipment                           $  14,000.00
                           (2)  Inventory                                   0.00
                           (3)  Leasehold Improvements/Building       385,000.00
                           (4) Covenant Not to Compete                  1,000.00
                           (5)  Goodwill                              300,000.00
                                                                    ------------
                                            Total                    $700,000.00
                                                                     ===========

                              PURCHASE PRICE ADJUSTMENTS - PRE-PAID OBLIGATIONS
         3 (a)    Seller shall give Purchaser a credit against  Purchase Price of $1,000.00 to reimburse Purchaser from honoring any passes, gift certificates, etc. issued by Seller within 36 months prior to the Closing. To the extent aforesaid passes and gift certificates exceed $1,000.00 during the 12 months subsequent to the Closing Date, Seller shall reimburse Purchaser for same. Purchaser shall furnish Seller with accounting records using generally accepted accounting principles consistently applied in order to establish the claim for reimbursement. Purchaser shall give Seller a credit for any services or rents provided prior to the Closing date but not yet paid. Seller shall provide a list of such amounts due at the Closing.

                                    SELLER'S DEBTS, LIABILITIES AND OBLIGATIONS
                  4. Purchaser shall not assume any debts, liabilities or obligations of Seller, except contracts assigned to Purchaser, particularly the telephone and yellow page advertising related to the business at 1530 Hamilton Road, Bethel Park, PA 15102

                                                   CLOSING DATE
                  5. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place on the date on which Purchaser acquires the Real Estate pursuant to the Land Contract (the "Closing Date"). The time and place of the Closing shall be established by Purchaser.

                                               PRORATIONS AT CLOSING
                  6. Seller and Purchaser agree that all customarily proratable items (exclusive of rent -- see Schedule 13), including, but not limited to, the following items, shall be prorated or adjusted between Seller and Purchaser as of the Closing Date, with Seller to be responsible for and to receive the benefit of those items properly attributable to the period before the Closing Date and Purchaser to be responsible for and to receive the benefit of those items properly attributable to the period from and after the Closing
Date:

                           (i)      personal property taxes and assessments;

                           (ii) water, and other similar types of charges or taxes; and

                           (iii) electric, gas, telephone and other utility charges. Notwithstanding the foregoing, Seller shall pay all accrued vacation, sick leave and bonuses due and owing at Closing.

                                          SELLER'S OBLIGATIONS ON CLOSING
                  7. On the Closing Date, Seller shall deliver to Purchaser a bill of sale and other sufficient instruments of conveyance, assignment and transfer in a form satisfactory to Purchaser's counsel, containing full warranties of title effective to vest in Purchaser good, absolute, and marketable title to the Assets, free and clear of all liens, charges and encumbrances, and restrictions whatsoever.

                                             OTHER CLOSING DELIVERIES
                  7 (a). Seller shall have delivered the following to Buyer on Closing:
                           (i) a Certificate of Good Standing issued by the
                  Pennsylvania Department of State.
                           (ii) An Affidavit that the representations and
                  warranties made by Seller are true and correct as of the date of Closing.
                           (iii) A copy of the resolutions adopted by the
                  Shareholders and Directors consenting to the sale of the assets.
                           (iv) Such other documents as may be reasonably be
                  requested by Sellers counsel including, without limitation, estoppel letters, consents to assignments, current financial statement, balance sheet and representation and warranties by Seller that the aforesaid are true and correct and are prepared in accordance with standard accounting practices.

                                              SELLER'S CONTINUING OBLIGATIONS
                  8. From time to time, after the Closing, at the request of Purchaser, Seller shall execute and deliver to Purchaser other instruments of conveyance and transfer and take other action as Purchaser may reasonably require more effectively to convey, transfer to, and vest title in Purchaser of any of the Assets, and to put Purchaser in possession of any of the Assets.

                                                        PRE-CLOSING COVENANTS
                  8 (a).   Seller covenants that from the date of execution
 hereof until the Closing:
                           (i) Seller shall  operate the business at 1530
                  Hamilton Road, Bethel Park, PA 15202 in the ordinary course, shall maintain appropriate inventory levels (exclusive of pro shop which is closed and has no inventory) and shall incur and pay Accounts Payable in its ordinary and customary manner, and in ordinary and customary amounts.
                  Any assets which are used, consumed, expended, or sold between the date of execution thereof and the Closing Date shall be replaced by items of similar value and utility.
                           (ii)  Seller  will use its best  efforts  to
                  preserve the business operated at 1530 Hamilton Road, Bethel Park, PA 15102, substantially intact; to keep available the services of its present officers, employees and consultants; to maintain its present customers, suppliers and others having business relations with Seller; to preserve Sellers good will; and to maintain in force (including any necessary renewal thereof) all material rights, licenses and privileges and permits owned or used by Seller, and all insurance policies relating to Seller or the Assets.
                           (iii) Seller  shall not sell any Assets  other than
                  in the ordinary course of business and shall not enter into contracts or incur any obligations in excess of $1,000.00 without the written consent of Purchaser.

                                                        FINANCIAL STATEMENTS
                  9. Seller warrants that the revenue and expense statements for Cool Springs, Inc. for 1993, 1994 and 1995, hereto attached as Exhibit E are true and correct and reflect the operation of the business at 1530 Hamilton Road, Bethel Park, PA 15102.
                                                   EMPLOYEE CONTRACTS/PLANS
                  10. Seller warrants that there are no union contracts, collective bargaining agreements, ERISA employee benefit plans, or Health Benefit Plans.

                                                          BOOKS AND RECORDS
                  11. Seller warrants that it shall retain all of its books and records for its business at 1530 Hamilton Road, Bethel Park, PA 15102, until December 31, 2000. In the event, Purchaser desires to audit these books and records (such audit to be at the cost and expense of Purchaser), Seller agrees to make said books and records available to Purchaser and its auditors and to cooperate with respect thereto.

                                              ORGANIZATION OF SELLER
                  12. Seller warrants that Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to own and possess the Assets to carry on the Business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. Seller has no subsidiaries and, further, has no direct or indirect interest (other than as a creditor under accounts receivable), either by way of stock ownership or otherwise, in any firm, corporation, or association.

                                           SELLERS CONTINUING BUSINESS
                  12(a)    Seller  owns and  operates  and will  continue  to
own and operate other recreational businesses and assets which are not located at 1530 Hamilton Road, Bethel Park, PA 15102. Presently, Seller manages and operates a facility consisting of five pavilions, wading pool, roller skating rink, and miniature golf course at Allegheny County South Park, located at 30 Corrigan Drive, Bethel Park, PA 15102, same being approximately two (2) miles from its Hamilton Road business. In addition, Seller owns real estate beyond a five (5) mile radius of its Hamilton Road business which may be developed into a golf driving range.

                                              COVENANT NOT TO COMPETE
                  12.(b)   Seller and  William T.  Duckworth  covenant  and
agree that they will not directly or indirectly, own, operate, manage, have any interest in or be employed by a golf driving range, golf school or baseball batting cages, within a radius of five (5) miles of the 1530 Hamilton Road business for a period of three (3) years subsequent to the Closing date. The parties acknowledge that the aforesaid covenant has been bargained for and is enforceable in any court of competent jurisdiction.

                                             LAWSUITS AND PROCEEDINGS
                  13. Seller warrants that there are no actions, suits, or proceedings pending or threatened against Seller or affecting the Assets or any of its properties or rights, at law or in equity or before any federal, state, municipal, or other governmental agency or instrumentality, domestic or foreign, nor is Seller or any of its officers or directors aware of any facts that, to its or their knowledge, might result in any action, suit, or proceeding. Seller is not in default with respect to any order or decree of any court or of any governmental agency or instrumentality.

                                     COMPLIANCE WITH LAW AND OTHER INSTRUMENTS
                  14. Seller warrants that Seller is not in violation of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule, or regulation applicable to Seller; and Seller's execution and delivery of, and performance and compliance with, this Agreement will not result in the violation of, or be in conflict with, or constitute a default under, any term or provision of the foregoing, or result in the creation of any mortgage, lien, encumbrance, or charge on any of the properties or assets of Seller pursuant to any such term or provision.
                                          CORPORATE ACTS AND PROCEEDINGS
                  15. Seller warrants that all actions required by any applicable law or by the Articles and Bylaws of Seller with regard to the sale and transfer of Assets by Seller have been accomplished and that this Agreement has been duly and validly executed and delivered by Seller.
                                                  SELLER'S TITLE
                  16. Seller warrants that Seller has good, absolute, and marketable title to all of the Assets; and that Seller holds the Assets subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction, except as set forth on Schedule 13 hereto attached. At Closing, Sellers obligation referred in Schedule 13 shall be satisfied in full and all agreements, financing statements, and lease therein referred shall be terminated.

                                             COMPLIANCE WITH CONTRACTS
                      17. The Business is in compliance with the provisions of all the Contracts and is not in breach or default of any of the Contracts, nor is any third party in breach thereof. No consents are required for the assignment of any Contract to Buyer.

                                                       TAXES
                  18.(a)   All  federal,  state and local  returns,  forms or
reports required to be filed with respect to any Tax (as defined in paragraph 15(b)) liability of Seller or the Business have been filed in a timely manner (taking into account all extensions of due dates) and any Tax of Seller that is due and payable has been paid and no deficiencies for any Tax in respect of Seller or the Business have been asserted or assessed against Seller or the Business in writing which remain unpaid. Any Tax attributable to periods prior to the Closing Date, but not yet payable shall be paid when due by Seller.
                  (b) "Tax" means any federal, state or local income, gross receipts, franchise, privilege, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, ad valorem, capital, stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax. For purpose of this Agreement, income taxes shall mean taxes based on or measured by net income but shall not include franchise, capital, stock, minimum, gross receipts or other taxes not based solely on net income.

                                          BULK SALES ACT/INDEMNIFICATION
                  19. Seller covenants that it will obtain a certificate required by 69 P.S. /section/ 529 from the Pennsylvania Department of Revenue subsequent to the Closing Date. Seller further indemnifies purchaser and shall hold Purchaser harmless from any claims, liabilities, actions or other matters in connection with the Bulk Sales Act 69 P.S. /section/ 529.

                                                CONDITION OF ASSETS
                  20. Seller makes no representation concerning the condition of the Assets. Purchaser acknowledges that these Assets are being purchased "as is, where is", subject to part (c) of paragraph 22 of this Agreement.

                                                      BROKERS
                  21. Seller and Purchaser each warrant to the other that the introduction of Seller to Purchaser and all negotiations relative to this Agreement and the transactions contemplated by this Agreement have been effected and carried on without the intervention of any broker, finder or other person.
         ADDITIONAL CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS
                  22.       The   obligation  of  Purchaser  to  consummate
this Agreement is subject to and conditioned on the satisfaction or waived by Purchaser, at or prior to the Closing, of all the terms and conditions of this Agreement to be complied with or performed by Seller, and subject to the following conditions:
                            (a) The validity or legality of all actions, proceedings and documents required to carry out this Agreement or incidental to this Agreement, and all other related legal matters, shall be approved by Purchaser's counsel, and Seller shall furnish to Purchaser's counsel all corporate and other records of Seller that have been requested for that purpose.
                           (b) The representations and warranties of Seller in this Agreement shall be deemed to have been made again on the Closing Date and then be true and correct.
                           (c) The Assets are in  substantially  the same
                  condition on the Closing Date as on the date of this Agreement and the Inventory is substantially the same in value on the Closing Date as on the date of this Agreement.
                           (d) Seller shall provide  Purchaser  with payoff and
                  estoppel letters from Integra Bank and any Consents to Assignment of Contracts.

                                            OPINION OF SELLER'S COUNSEL
                  23. Seller shall deliver to Purchaser an opinion dated on the date of closing, of Seller's counsel to the following effect:
                           (a) Seller is duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Pennsylvania.
                           (b) Seller has the power to carry on its business as it is presently being conducted, to enter into this Agreement, to assign, transfer, and deliver to Purchaser the properties, assets and business of Seller as contemplated by this Agreement.
                           (c) All proceedings required by law or by the provisions of Seller's articles of incorporation or bylaws to be taken by the Seller on or before the date of this Agreement in connection with the consummation of the transactions contemplated by this Agreement have been duly and validly taken.
                           (d) This Agreement and the instruments executed and delivered to Purchaser pursuant to this Agreement have been fully and properly authorized, executed and delivered and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their terms.
                           (e) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of any of the terms or provisions of, Seller's articles of incorporation or bylaws, or any agreement or instrument to which Seller is a party or by which it is bound or to
                  which any of its property is subject.
                           (f)       Seller's   counsel  has  no  knowledge  of
                  any   litigation,   proceeding  or governmental  investigation
                  (whether state or federal) or labor dispute or labor trouble pending or threatened against or relating to Seller or its properties, assets or business.

                                                 FIRE OR CASUALTY
                  24. Seller assumes all risk of destruction, loss or damage due to fire or other casualty up to the Closing Date. On the destruction, loss or damage due to fire or other casualty of all or a material portion of the Assets, Purchaser shall have the option to terminate this Agreement, and all rights of Purchaser and Seller shall terminate. Purchaser shall notify Seller within seven (7) days after receiving written notice of the destruction, loss or damage due to fire or other casualty, of its decision to terminate this Agreement. If Purchaser does not timely notify Seller of termination, this Agreement shall remain in full force and effect, provided, however, that the Purchase Price shall be adjusted at the closing to reflect the destruction, loss or damage. If Purchaser and Seller are unable to agree on the amount of the adjustment, the dispute shall be determined by an independent appraiser, and the determination shall be binding on both Purchaser and Seller.

                                                    ASSIGNMENT
                  25. Rights under this Agreement shall not be assignable by Seller or Purchaser without the consent of the other; provided that Seller shall not withhold its consent to an assignment by Purchaser to any entity in which the principals of Purchaser have an ownership interest. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties and their successors, any rights or remedies under or by reason of this Agreement.

                                                     SURVIVAL
                  26. The representations and warranties made in this Agreement shall survive Closing.

                                               AMENDMENT AND WAIVER
                  27. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the parties which is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
                                                      NOTICES
                  28. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to Seller at 30 Corrigan Drive, Bethel Park, PA 15102, or to Purchaser at 11780 U.S. Highway #1, North Palm Beach, FL 33408 or at any other address furnished in writing by either party to the other, and shall be deemed to have been given as of the date delivered or deposited in the United States mail, as the case may be.

                                                   CHOICE OF LAW
                  29. It is the intention of the parties that the laws of the Commonwealth of Pennsylvania should govern the validity of this Agreement, the construction of its terms, and the interpretation of the right and duties of the parties.

                                                    ARBITRATION
                  30. Any dispute arising under this Agreement shall be resolved under the commercial arbitration rules of the American Arbitration Association.

                                                     HEADINGS
                  31. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                               COUNTERPART EXECUTION
                  32. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                                                      GENDER
                  33. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

                                                PARTIES IN INTEREST
                  34. All the terms and provisions of this Agreement shall be binding on and inure to the benefit of, and be enforceable by, Seller and Purchaser and their successors and assigns.

                                                INTEGRATED CONTRACT
                  35. This Agreement along with the Agreement entered into by the parties effective March 1, 1996 (Master Agreement) constitute the entire agreement between the parties, and there are no other agreements, understandings, restrictions, warranties or representations between the parties other than those set forth or provided for in this Agreement and the Master Agreement.
ATTEST:                                     GOLDEN BEAR GOLF CENTERS, INC.

___________________________                 By: __________________________
              Secretary                              President


ATTEST:                                     COOL SPRINGS, INC.



___________________________                 By: __________________________
              Secretary                              President







         The provisions of Paragraph 12(b) - Covenant Not Compete - are accepted and agreed to this _____ day of ___________________, 1996.
                                             __________________________________
                                                      William T. Duckworth

                                             EXHIBIT F - LIABILITIES

                                                     UTILITIES


         Duguesne Light Co
         301 Grant Street
         Pittsburgh, PA  15279-0001
         (412)393-7100

         Golf School                Acct. #000663161001
         Range                      Acct. #4000560781001
         Baseball          Acct. #4000583926001
         Mini Golf                  Acct. #8000569416001

         Columbia Gas of PA (Pro Shop)
         650 Washington Road
         Pittsburgh, PA 15228
         (412)343-6800
         Acct. #1005-4913-001-9

         Equitable Gas (Golf School)
         Allegheny Center Mall Suite 2000
         Pittsburgh, PA 15212-5352
          (412)442-3050
         Acct. #1-02-021-108100-1

         Pennsylvania American Water Co.
         410 Cooke Lane
         Pittsburgh, PA 15234-1414
         (412)344-4400
         Pro Shop          Acct. #700-87140974-00; Meter # 8615448
         Golf School                Acct. #700-87141032-00; Meter # 9272747
         Range                      Acct. #700-02991310-01; Meter # 10442259
         Baseball          Acct. #700-06232685-04; Meter # 17390034
         Mini Golf                  Acct. #700-02991315-01; Meter # 39104268

         Bell Atlantic
         PO Box 28000
         Lehigh Valley, PA 18002-8000
         1-800-329-5050
         Golf School - 831-5080-211-77Y
         Range - 881-9877-587-81Y
         Baseball - 881-9987-653-53Y
         Mini Golf - 881-9814-657 -55Y

                                                       LOANS

         Integra Bank Guarantee & Suretyship Agreement               $1,350,000
         William T. Duckworth                                           256,046




                                                 REAL ESTATE TAXES

         As a result of a sub-division by Pittsburgh Terminal Corporation Foundation, 100.933 acres of real estate was sub-divided into four parcels. William T. Duckworth purchased a 40.833 acres of parcel -- the Real Property of this Agreement -- for $1,650,000. Prior to the sub-division, the entire 100.933 acres had a fair market value of $810,000 for Allegheny County assessment purposes. Subsequent to the sub-division, the county reassessed the now sub-divided four parcels and ascribed a fair market value of $630,000 to the Duckworth property. The Bethel Park School District has appealed this reassessment, arguing that the fair market value of the property is $1,650,000, the stated purchase price on the deed. No hearing date has been set. The millage rates are as follows:

         Municipality of Bethel Park        82.5
         Bethel Park School District        98 [estimated - not determined until
                                                mid-summer]
         Allegheny County                   25.2

The tax is determined by taking 1/4 x FMV x millage.